Exhibit 99.1

News Release 2009-01

Houston, Texas USA
Beijing, P.R. China Kunming, P.R. China Taiyuan City, P.R. China

FAR EAST ENERGY ANNOUNCES STRATEGIC RELATIONSHIP AND TOTAL FUNDING

OF UP TO $63 MILLION

Houston, Texas – March 16, 2009 – Far East Energy Corporation (OTC BB: FEEC) announced the formation of a strategic alliance with Arrow Energy International Pte Ltd (“Arrow”), the Singapore-based international arm of Arrow Energy Ltd, a large Australian coalbed methane (“CBM”) producer. As part of the strategic alliance, under a farm-out agreement, Arrow will pay Far East US $8 million in cash, and Far East will assign to Arrow a 75.25% share of Far East’s participating interest in the Qinnan Production Sharing Contract (“PSC”) to develop CBM resources in the Shanxi province of China. The farm-out agreement is subject to certain conditions precedent, including approval by appropriate Chinese authorities. Arrow will become the operator under the Qinnan PSC and fund all exploration costs during the exploration period, including Far East’s remaining 24.75% participating interest, until Arrow has incurred up to US $30.0 million of total spending on exploration. If the Chinese authorities ultimately approve an Overall Development Plan (“ODP”) for development of all, or a portion of, the block, Arrow will pay Far East a bonus of US $8 million.

Initially, it is intended that a 2009 exploration program of US $6 million be submitted for approval by the relevant Chinese authorities. Far East and Arrow believe this work program will aggressively accelerate the parties’ understanding of the potential of the Qinnan Block.

Additionally, as part of the strategic alliance, Arrow will immediately acquire an exchangeable note from Far East for US $10 million, which will automatically be exchanged for Far East common stock at an exchange price of US $0.475 per share upon the approval of the Qinnan farm-out agreement by the Chinese authorities and the satisfaction of certain other conditions. Upon exchange of the note, Arrow will own approximately 21.05 million shares of Far East common stock (representing approximately 11.54% of then outstanding shares) and will become the company’s largest shareholder. If the conditions under the farm-out agreement are not satisfied by October 15, 2009 or a mutually agreed later date, then the note will remain outstanding and mature in March 2011. In addition, as part of the strategic alliance, Far East issued warrants to Arrow to purchase up to 7.42 million shares of Far East common stock at an exercise price of US $1.00 per share. The warrants are for a term of 18 months and can be exercised at any time following the approval of the Qinnan farm-out agreement.

363 N. Sam Houston Parkway E., Suite 380 Houston, TX 77060 Telephone: 832-598-0470 Facsimile: 832-598-0479

Room 806-811, Floor 8, Tower A, Tian Yuan Gang Center C2, North Road, East Third Ring Road, Chaoyang District, Beijing, 100027 P.R. China
Telephone: 011-86-10-8441-7070	Facsimile: 011-86-10-8441-7685

“This transaction successfully culminates a strategy announced several months ago targeted at consummating a strategic transaction that would bring us the required capital to advance exploration of our significant holdings in China, while at the same time securing additional technical resources,” said Michael R. McElwrath, CEO of Far East Energy. “Arrow’s known expertise in coalbed methane and its financial strength should enable aggressive exploitation of the great potential of our 572,000 acre (2,300 square kilometers) Qinnan Block. In turn, that will allow Far East to focus on achieving production from our 484,000 acre (1,900 square kilometers) Shouyang Block, which we continue to consider to be a significant potential prospect for China’s CBM industry. Arrow’s financing of exploration costs in the Qinnan Block is anticipated to facilitate more rapid exploration than we could do alone. Perhaps more importantly, Arrow’s human and financial resources in CBM exploration and development should enhance overall development of China’s CBM resources, making them an important partner.”

McElwrath continued, “We are extremely pleased that, in a difficult financial market, we have been able to secure funding while minimizing stockholder dilution. If we receive Chinese approval of an ODP for Qinnan, the potential value to Far East of the strategic alliance will be up to approximately US $63.4 million including all fixed and contingent cash payments to be made to Far East, Arrow’s funding of up to US $30 million of exploration costs, and the optional exercise of Arrow’s warrants. We look forward to working with Arrow to create an alliance that should become a significant force in the development of coalbed methane resources.”

Arrow Energy Chief Executive Officer, Nick Davies, said, “I am very pleased that we have been able to reach this agreement with FEEC. The Qinnan block represents, in Arrow’s view, one of the best prospects for near-term commercial CBM production in China, and we expect Qinnan to become a material project within the Arrow portfolio. We look forward to working with FEEC and our Chinese partners at CUCBM and PetroChina on this exciting project. This is an important step in the strategic expansion of Arrow into international markets.”

More information on these transactions can be obtained in a Form 8-K to be filed by Far East with the Securities and Exchange Commission without cost at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov.

Far East Energy Corporation

Based in Houston, Texas, with offices in Beijing, Kunming, and Taiyuan City, China, Far East Energy Corporation is focused on CBM exploration and development in China through its agreements with ConocoPhillips and China United Coalbed Methane Company, Ltd.

Arrow Energy Ltd

Arrow Energy Ltd is an emerging global leader in coal seam gas development with an expanding business presence throughout eastern Australia, China, India, Vietnam and Indonesia. Arrow has access to more than 80,000 km2 (approximately 20.35 million acres) of coal seam gas in

Australia. Arrow Energy International is a subsidiary of Arrow, owned 90% by Arrow and 10% by Shell Exploration Company B.V., a subsidiary of Royal Dutch Shell PLC. Arrow is listed on the Australia Stock Exchange (ASX code AOE).

Statements contained in this press release that state the intentions, hopes, beliefs, anticipations, expectations or predictions of the future of Far East Energy Corporation and its management are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. It is important to note that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. Actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: certain of the proposed transactions with Arrow may not close on a timely basis or at all, including due to a failure to satisfy closing conditions or otherwise; the anticipated benefits to us of the transactions with Arrow may not be realized; the final amounts received from Arrow may be different than anticipated; the preliminary nature of well data, including permeability and gas content, and commercial viability of the wells; risk and uncertainties associated with exploration, development and production of oil and gas; drilling and production risks; our lack of operating history; limited and potentially inadequate cash resources; expropriation and other risks associated with foreign operations; anticipated pipeline construction and transportation of gas; matters affecting the oil and gas industry generally; lack of availability of oil and gas field goods and services; environmental risks; changes in laws or regulations affecting our operations, as well as other risks described in our Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission.

Contact:

David Nahmias - 901-218-7770

Far East Energy Corporation

dnahmias@fareastenergy.com

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